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                                                                Exhibit 5


                     [BASS, BERRY & SIMS PLC LETTERHEAD]


                                August 13, 1997


O'Charley's Inc.
3038 Sidco Drive
Nashville, TN 37204


        Re: Registration Statement on Form S-3

Ladies and Gentlemen:

        We have acted as your counsel in connection with your preparation of a Registration Statement on Form S-3 (the "Registration Statement") to be filed by you with the Securities and Exchange Commission on August 13, 1997, covering 2,300,000 shares of no par value common stock (the "Common Stock") of O'Charley's Inc. (the "Company") to be sold by the Company and certain shareholders (the "Selling Shareholders") to the underwriters represented by J.C. Bradford & Co., L.L.C., Montgomery Securities, and Morgan Keegan & Co., Inc. (the "Underwriters") for public distribution pursuant to the Underwriting Agreement between the Company and the Underwriters filed as an exhibit to the Registration Statement. Such 2,300,000 shares of Common Stock include (i) 2,221,000 shares to be sold by the Company (including 221,000 shares that may be purchased by the Underwriters upon the exercise of an option to cover over-allotments), and (ii) 79,000 shares to be sold by the Selling Shareholders upon the exercise of the Underwriters' option to cover over-allotments.

        In connection with this opinion, we have examined and relied upon such records, documents, certificates, and other instruments as in our judgment are necessary or appropriate in order to express the opinions hereinafter set forth and have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as certified or photostatic copies.

        Based on the foregoing and such other matters as we deemed relevant, we are of the opinion that the shares of Common Stock to be sold by the Company, when issued and delivered in the manner and on the terms described in the Registration Statement (after the same is declared effective), will be validly issued, fully paid, and nonassessable, and that the shares of Common Stock to be sold by the Selling Shareholders are validly issued, fully paid, and nonassessable.

        We hereby consent to the reference to our law firm in the Registration Statement under the caption "Legal Matters" and to the use of this opinion as an exhibit to the Registration Statement.

                               Very truly yours,


                               /s/ Bass, Berry & Sims PLC